Form 3 Joint Filer Information

Name:	Consonance Capital Opportunity Fund Management LP
Address:	1370 Avenue of the Americas Suite 3301 New York, NY 10019
Date of Event Requiring Statement:	11/18/2020

Name:	Consonance Capman GP LLC
Address:	1370 Avenue of the Americas Suite 3301 New York, NY 10019
Date of Event Requiring Statement:	11/18/2020